EXHIBIT 21.1
LIST OF SUBSIDIARIES
WCG Health Management, Inc., a Delaware corporation
The WellCare Management Group, Inc., a New York corporation
WellCare of Florida, Inc., a Florida corporation
HealthEase of Florida, Inc., a Florida corporation
WellCare of New York, Inc., a New York corporation
WellCare of Connecticut, Inc., a Connecticut corporation
Harmony Health Systems, Inc., a New Jersey corporation
Harmony Health Plan of Illinois, Inc., a Illinois corporation
Harmony Health Management, Inc., a New Jersey corporation
WellCare of Louisiana, Inc., a Louisiana corporation
Harmony Behavioral Health, Inc., a Florida corporation
Comprehensive Health Management, Inc., a Florida corporation
Comprehensive Health Management of Florida, L.C., a Florida limited liability company
Comprehensive Reinsurance, Ltd., a Cayman Island corporation
WellCare of Georgia, Inc., a Georgia corporation
WellCare Prescription Insurance, Inc., a Florida corporation
WellCare of Ohio, Inc., an Ohio corporation
Comprehensive Logistics, LLC, a Florida limited liability company
WellCare Health Insurance of Arizona, Inc., a Arizona corporation
WellCare Health Insurance of Illinois, Inc., a Illinois corporation
WellCare Health Insurance of New York, Inc., a New York corporation
Harmony Behavioral Health of Florida, Inc., a Florida corporation
WellCare Health Plans of New Jersey, Inc., a New Jersey corporation
WellCare of Texas, Inc., a Texas corporation
WellCare of South Carolina, Inc., a South Carolina corporation
WellCare of Tennessee, Inc., a Tennessee corporation
Harmony Behavioral Health IPA, Inc., a New York corporation
WellCare Insurance Agency, Inc., an Illinois corporation
WellCare Pharmacy Benefits Management, Inc., a Delaware corporation
WellCare Specialty Pharmacy, Inc., a Delaware corporation